                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

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                              AMENDED AND RESTATED
                                 TRUST AGREEMENT

                                     between

                          WFS RECEIVABLES CORPORATION 3

                                       and

                      CHASE BANK USA, NATIONAL ASSOCIATION,
                                as Owner Trustee

                            Dated as of July 1, 2005

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                                TABLE OF CONTENTS

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                                   ARTICLE ONE

                                   DEFINITIONS

Section 1.01.    Capitalized Terms...................................................................................     1
Section 1.02.    Other Definitional Provisions.......................................................................     5
Section 1.03.    Usage of Terms......................................................................................     5

                                   ARTICLE TWO

                                  ORGANIZATION

Section 2.01.    Name................................................................................................     6
Section 2.02.    Office..............................................................................................     6
Section 2.03.    Purposes and Powers.................................................................................     6
Section 2.04.    Appointment of Owner Trustee........................................................................     7
Section 2.05.    Initial Capital Contribution of Owner Trust Estate..................................................     7
Section 2.06.    Declaration of Trust................................................................................     7
Section 2.07.    Title to Trust Property.............................................................................     7
Section 2.08.    Situs of Trust......................................................................................     8
Section 2.09.    Representations and Warranties of the Depositor.....................................................     8
Section 2.10.    Federal Income Tax Allocations......................................................................     9

                                  ARTICLE THREE

                  TRUST CERTIFICATES AND TRANSFER OF INTERESTS

Section 3.01.    Initial Ownership...................................................................................     10
Section 3.02.    The Trust Certificates..............................................................................     10
Section 3.03.    Authentication and Delivery of Trust Certificates...................................................     10
Section 3.04.    Registration of Transfer and Exchange of Trust Certificates.........................................     10
Section 3.05.    Mutilated, Destroyed, Lost or Stolen Trust Certificates.............................................     12
Section 3.06.    Persons Deemed Owners...............................................................................     13
Section 3.07.    Access to List of Certificateholders' Names and Addresses...........................................     13
Section 3.08.    Maintenance of Office or Agency.....................................................................     13
Section 3.09.    Appointment of Paying Agent.........................................................................     13
Section 3.10.    Ownership by WFSRC3 of Trust Certificates...........................................................     14
Section 3.11.    Certificates Nonassessable and Fully Paid...........................................................     14

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                                  ARTICLE FOUR

                            ACTIONS BY OWNER TRUSTEE

Section 4.01.    Prior Notice to Owners with Respect to Certain Matters..............................................     15
Section 4.02.    Action by Owners with Respect to Certain Matters....................................................     15
Section 4.03.    Action by Owners with Respect to Bankruptcy.........................................................     16
Section 4.04.    Restrictions on Owners' Power.......................................................................     16
Section 4.05.    Majority Control....................................................................................     16

                                  ARTICLE FIVE

                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 5.01.    Establishment of Trust Account......................................................................     17
Section 5.02.    Application of Trust Funds..........................................................................     17
Section 5.03.    Method of Payment...................................................................................     18
Section 5.04.    No Segregation of Monies; No Interest...............................................................     18
Section 5.05.    Accounting and Reports to the Noteholders, Owners, the Internal Revenue Service and Others..........     18
Section 5.06.    Signature on Returns; Tax Matters...................................................................     18

                                   ARTICLE SIX

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 6.01.    General Authority...................................................................................     19
Section 6.02.    General Duties......................................................................................     19
Section 6.03.    Action Upon Instruction.............................................................................     19
Section 6.04.    No Duties Except as Specified in this Agreement or in Instructions..................................     20
Section 6.05.    No Action Except Under Specified Documents or Instructions..........................................     20
Section 6.06.    Restrictions........................................................................................     20

                                  ARTICLE SEVEN

                          CONCERNING THE OWNER TRUSTEE

Section 7.01.    Acceptance of Trusts and Duties.....................................................................     22
Section 7.02.    Furnishing of Documents.............................................................................     23
Section 7.03.    Representations and Warranties......................................................................     23
Section 7.04.    Reliance; Advice of Counsel.........................................................................     24
Section 7.05.    Not Acting in Individual Capacity...................................................................     24
Section 7.06.    Owner Trustee Not Liable for Trust Certificates, Notes or Contracts.................................     24
Section 7.07.    Owner Trustee May Own Trust Certificates and Notes..................................................     25
Section 7.08.    Sales Finance Licenses..............................................................................     25

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                                  ARTICLE EIGHT

                          COMPENSATION OF OWNER TRUSTEE

Section 8.01.    Owner Trustee's Fees and Expenses...................................................................     26
Section 8.02.    Indemnification.....................................................................................     26
Section 8.03.    Payments to the Owner Trustee.......................................................................     26

                                  ARTICLE NINE

                         TERMINATION OF TRUST AGREEMENT

Section 9.01.    Termination of Trust Agreement......................................................................     27

                                   ARTICLE TEN

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 10.01.   Eligibility Requirements for Owner Trustee..........................................................     29
Section 10.02.   Resignation or Removal of Owner Trustee.............................................................     29
Section 10.03.   Successor Owner Trustee.............................................................................     29
Section 10.04.   Merger or Consolidation of Owner Trustee............................................................     30
Section 10.05.   Appointment of Co-Trustee or Separate Trustee.......................................................     30

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

Section 11.01.   Amendments..........................................................................................     32
Section 11.02.   No Legal Title to Trust Estate in Owners............................................................     33
Section 11.03.   Limitations on Rights of Others.....................................................................     33
Section 11.04.   Notices.............................................................................................     33
Section 11.05.   Severability of Provisions..........................................................................     35
Section 11.06.   Counterparts........................................................................................     35
Section 11.07.   Successors and Assigns..............................................................................     35
Section 11.08.   No Petition.........................................................................................     35
Section 11.09.   No Recourse.........................................................................................     35
Section 11.10.   Headings............................................................................................     36
Section 11.11.   Governing Law.......................................................................................     36
Section 11.12.   Depositor Payment Obligation........................................................................     36
Section 11.13.   Limited Recourse....................................................................................     36

                                    EXHIBITS

Exhibit A - Form of Certificate of Trust.............................................................................    A-1
Exhibit B - Form of Trust Certificate................................................................................    B-1

      This Amended and Restated Trust Agreement, dated as of July 27, 2005, is between WFS Receivables Corporation 3, a California corporation (the "Depositor"), and Chase Bank USA, National Association, a national banking association, as trustee (the "Owner Trustee").

      WHEREAS, in connection herewith, the Depositor is willing to create a trust and assume certain obligations pursuant hereto.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

      Section 1.01. Capitalized Terms. Except as otherwise provided in this Agreement, whenever used in this Agreement the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      "Administration Agreement" means the administration agreement, dated as of July 1, 2005, among the Trust, the Depositor, the Indenture Trustee and the Administrator.

      "Administrator" means WFS, in its capacity as Administrator under the Administration Agreement.

      "Affiliate" has the meaning specified in the Sale and Servicing Agreement.

      "Agreement" means this Amended and Restated Trust Agreement.

      "Applicants" shall have the meaning assigned to such term in Section 3.07.

      "Bankruptcy Code" means Title 11 of the United States Code.

      "Basic Documents" has the meaning specified in the Indenture.

      "Benefit Plan" means (i) an employee benefit plan (as such term is defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA,
(ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

      "Business Day" has the meaning specified in the Sale and Servicing Agreement.

      "Certificate Distribution Account" means the account established and maintained as such pursuant to Section 5.01.

      "Certificate of Trust" means the Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Act, substantially in the form of Exhibit A.

      "Certificate Percentage Interest" has the meaning specified in the Sale and Servicing Agreement.

      "Certificate Register" and "Certificate Registrar" mean the register maintained and the registrar (or any successor thereto) appointed pursuant to
Section 3.04.

      "Certificateholder" or "Holder" means the Person in whose name a Trust Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement or the other Basic Documents, the interest evidenced by any Trust Certificate registered in the name of the Depositor, WFS or any of their respective Affiliates shall not be taken into account in determining whether the requisite percentage necessary to effect such consent, waiver, request or demand in respect of the Trust Certificates shall have been obtained.

      "Closing Date" means July 27, 2005.

      "Code" means the Internal Revenue Code of 1986 and Treasury Regulations promulgated thereunder.

      "Commission" means the United States Securities and Exchange Commission.

      "Contract" has the meaning specified in the Sale and Servicing Agreement.

      "Contract Files" has the meaning specified in the Sale and Servicing Agreement.

      "Cut-Off Date Aggregate Principal Balance" has the meaning specified in the Sale and Servicing Agreement.

      "Depositor" means WFSRC3 in its capacity as a depositor hereunder.

      "Distribution Date" has the meaning specified in the Sale and Servicing Agreement.

      "Eligible Account" has the meaning specified in the Sale and Servicing Agreement.

      "ERISA" means the Employment Retirement Income Security Act of 1974.

      "Expenses" shall have the meaning assigned to such term in Section 8.02.

      "Financed Vehicle" has the meaning specified in the Sale and Servicing Agreement.

      "Fitch" has the meaning specified in the Sale and Servicing Agreement.

      "Grant" has the meaning specified in the Indenture.

      "Indemnified Parties" has the meaning specified in Section 8.02.

      "Indenture" means the indenture, dated as of July 1, 2005, between the Trust and Deutsche Bank Trust Company Americas, as Indenture Trustee.

      "Indenture Trustee" has the meaning specified in the Sale and Servicing Agreement.

      "Initial Contract" has the meaning specified in the Sale and Servicing Agreement.

      "Initial Cut-Off Date" has the meaning specified in the Sale and Servicing Agreement.

      "Interest Rate Swap Agreement" has the meaning set forth in the Sale and Servicing Agreement.

      "Lien" has the meaning specified in the Sale and Servicing Agreement.

      "Indenture Trustee" has the meaning specified in the Sale and Servicing Agreement.

      "Lien" has the meaning specified in the Sale and Servicing Agreement.

      "Master Servicer" has the meaning specified in the Sale and Servicing Agreement.

      "Noteholder" has the meaning specified in the Indenture.

      "Notes" has the meaning specified in the Indenture.

      "Opinion of Counsel" has the meaning specified in the Sale and Servicing Agreement.

      "Outstanding Amount" has the meaning specified in the Sale and Servicing Agreement.

      "Owner" means each Holder of a Trust Certificate.

      "Owner Trustee" means Chase Bank USA, National Association, not in its individual capacity but solely as owner trustee under this Agreement.

      "Owner Trustee Corporate Trust Office" means the office of the Owner Trustee at which its corporate trust business shall be administered, which initially shall be Chase Bank USA, National Association, c/o JPMorgan Chase Bank, 500 Stanton Christiana Road, OPS4/3rd Floor, Newark, Delaware 19713,
Attention: Worldwide Securities Services, or such other office at such other address as the Owner Trustee may designate from time to time by notice to the Certificateholders, the Master Servicer and the Depositor. The address of JPMorgan Chase Bank at 4 New York Plaza, 6th Floor, New York, New York 10004-2477, shall be its address for purposes of its acting as Certificate Registrar and as agent of the Owner Trustee pursuant to Sections 3.04 and 3.08, or such other office at such other address as the Owner Trustee may designate from time to time by notice to the Certificateholders, the Master Servicer and the Depositor.

      "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 3.09.

      "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Pre-Funding Account" has the meaning specified in the Sale and Servicing Agreement.

      "Pre-Funding Period" has the meaning specified in the Sale and Servicing Agreement.

      "Principal Balance" has the meaning specified in the Sale and Servicing Agreement.

      "Rating Agency" has the meaning specified in the Sale and Servicing Agreement.

      "Record Date" means, with respect to any Distribution Date, the day immediately preceding such Distribution Date.

      "Responsible Officer" means, with respect to the Owner Trustee, any officer with direct responsibility for the administration of the Trust, including any vice president, assistant secretary or other officer or assistant officer of the Owner Trustee, to whom any corporate trust matter is referred at the Owner Trustee Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject.

      "Retained Trust Certificate Percentage" has the meaning specified in
Section 3.10.

      "Sale and Servicing Agreement" means the sale and servicing agreement, dated as of July 1, 2005, among the Trust, as Issuer, the Depositor, as Seller, and WFS, as Master Servicer.

      "Secondary Spread Account" has the meaning set forth in the Sale and Servicing Agreement.

      "Secretary of State" means the Secretary of State of the State of Delaware.

      "Seller" means WFSRC3, in its capacity as seller under the Sale and Servicing Agreement.

      "Spread Account" has the meaning specified in the Sale and Servicing Agreement.

      "Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq.

      "Subsequent Contract" has the meaning specified in the Sale and Servicing Agreement.

      "Subsequent Cut-Off Date" has the meaning specified in the Sale and Servicing Agreement.

      "Subsequent Transfer Date" has the meaning specified in the Sale and Servicing Agreement.

      "Swap Counterparty" has the meaning set forth in the Sale and Servicing Agreement.

      "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

      "Trust" means the trust established by this Agreement.

      "Trust Accounts" has the meaning specified in the Sale and Servicing Agreement.

      "Trust Certificates" means the trust certificates evidencing the beneficial interest of an Owner in the Trust, substantially in the form of Exhibit B.

      "Trust Estate" means all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article Two of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement and the Administration Agreement; provided, however, that any amount contributed to the Trust for the purposes of investing in accordance with
Section 2.03(b) and any proceeds thereof shall not constitute part of the Trust Estate and shall not be subject to the lien of the Indenture.

      "United States" has the meaning specified in the Sale and Servicing Agreement.

      "WFS" means WFS Financial Inc.

      "WFSRC3" means WFS Receivables Corporation 3.

      Section 1.02. Other Definitional Provisions. Capitalized terms used that are not otherwise defined herein shall have the meanings ascribed thereto in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

      Section 1.03. Usage of Terms. With respect to all terms in this Agreement, unless the context otherwise requires, (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time in the United States; (iii) "or" is not exclusive; (iv) "including" means including without limitation; (v) words in the singular include the plural and words in the plural include the singular; (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vii) references to a Person are also to its successors and permitted assigns; (viii) the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ix) Section, subsection, Schedule and Exhibit, as applicable, references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and (x) references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form.

                                   ARTICLE TWO

                                  ORGANIZATION

      Section 2.01. Name. The Trust created hereby shall be known as "WFS Financial 2005-3 Owner Trust", in which name the Owner Trustee may conduct the activities of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

      Section 2.02. Office. The office of the Trust shall be in care of the Owner Trustee at the Owner Trustee Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by written notice to the Owners and the Depositor.

      Section 2.03. Purposes and Powers.

      (a)The sole purpose of the Trust is to conserve the Trust Estate and collect and disburse the periodic income therefrom for the use and benefit of the Owners, and in furtherance of such purpose to engage in the following ministerial activities:

            (i) to issue the Notes pursuant to the Indenture and the Trust Certificates pursuant to this Agreement and to sell the Notes;

            (ii) with the proceeds of the sale of the Notes, to (A) purchase the Initial Contracts to be acquired on the Closing Date, (B) purchase the Subsequent Contracts to be acquired on each Subsequent Transfer Date from funds on deposit in the Pre-Funding Account, (C) fund the Pre-Funding Account, (D) fund the Spread Account, (E) cause the Secondary Spread Account to be funded under the circumstances set forth in the Sale and Servicing Agreement, (F) pay the organizational, start-up and transactional expenses of the Trust and (G) pay the balance to the Depositor pursuant to the Sale and Servicing Agreement;

            (iii) to Grant the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Owners pursuant to the Sale and Servicing Agreement any portion of the Trust Estate released from the lien of, and remitted to the Trust pursuant to, the Indenture;

            (iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

            (v) to engage in those activities, including entering into agreements, that are necessary to accomplish the foregoing or are incidental thereto or connected therewith; and

            (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Owners and the Noteholders.

      (b) The Trust shall also have the power to actively invest, at its discretion, in United States Treasury securities for the purposes of realizing a gain; provided, however, that (i) the

Trust must not invest more than $100,000 in such securities and (ii) the funds used to purchase such securities must not be subject to the lien of the Indenture.

      (c) The Trust shall not engage in any activities other than in connection with the foregoing. Nothing contained herein shall be deemed to authorize the Owner Trustee, on behalf of the Trust, to engage in any business operations or any activities other than those set forth in Sections 2.03(a) and 2.03(b). Specifically, the Owner Trustee, on behalf of the Trust, shall have no authority to engage in any business operations, acquire any assets other than those specifically included in the Trust Estate under Section 1.01 or otherwise vary the assets held by the Trust, except as set forth in this Section. Similarly, the Owner Trustee shall have no discretionary duties other than performing those ministerial acts set forth above necessary to accomplish the purpose of the Trust as set forth in Sections 2.03(a) and 2.03(b).

      Section 2.04. Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein, and the Owner Trustee hereby accepts such appointment.

      Section 2.05. Initial Capital Contribution of Owner Trust Estate. As of June 8, 2005, the Depositor sold, assigned, transferred, conveyed and set over to the Owner Trustee the sum of $1.00. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

      Section 2.06. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the sole purpose of conserving the Trust Estate and collecting and disbursing the periodic income therefrom for the use and benefit of the Owners, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Act and that this Agreement constitute the governing instrument of such statutory trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a disregarded entity or a partnership, with equity holders of such entity being the Certificateholders. It is also the intention of the parties hereto that the Notes be treated as debt of the Trust. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the foregoing characterization of the Trust for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Act for the sole purpose and to the extent necessary to accomplish the purpose of the Trust as set forth in the introductory sentence of Section 2.03. This Agreement amends and restates in full the trust agreement executed by the parties to this Agreement, dated as of June 8, 2005.

      Section 2.07. Title to Trust Property. Legal title to the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee or a separate trustee, as the case may be.

      Section 2.08. Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of California, the State of Delaware or the State of New York. The Trust shall not have any employees in any State other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Owner Trustee Corporate Trust Office.

      Section 2.09. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

            (a) the Depositor is duly organized and validly existing as a corporation organized and existing and in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business and had at all relevant times, and has, power, authority and legal right to acquire and own the Contracts;

            (b) the Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications;

            (c) the Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned by such Depositor to and deposited with the Owner Trustee on behalf of the Trust as part of the Trust Estate and has duly authorized such sale and assignment and deposit with the Owner Trustee on behalf of the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary corporate action;

            (d) the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in the breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of the properties of the Depositor pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or any order, rule or regulation applicable to the Depositor of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties; and

            (e) there are no proceedings or investigations pending, or to the Depositor's best knowledge threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties (A) asserting the invalidity of this Agreement, any of the other Basic Documents, the Notes or the Trust Certificates, (B) seeking to prevent the issuance of the Notes or the Trust Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents, the Notes or the Trust Certificates or (D) involving the Depositor and which might adversely affect the federal income tax or other federal, State or local tax attributes of the Notes or the Trust Certificates.

      Section 2.10. Federal Income Tax Allocations.

      (a) Net income of the Trust for any calendar quarter as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated among the Certificateholders as of the first day following the end of such quarter, in proportion to their Certificate Percentage Interest on such date, in an amount up to the sum of any other amounts of income payable to the Certificateholders for such quarter.

      (b) Net losses of the Trust, if any, for any calendar quarter as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Certificateholders in proportion to their Certificate Percentage Interest as of the first day following the end of such quarter in proportion to their Certificate Percentage Interest on such day. The Certificateholders are authorized to modify the allocations in this paragraph if necessary or appropriate, in their sole discretion, for the allocations to fairly reflect the income, gain, loss and deduction to the Certificateholders, or as otherwise required by the Code.

                                  ARTICLE THREE

                  TRUST CERTIFICATES AND TRANSFER OF INTERESTS

      Section 3.01. Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Trust Certificates, the Depositor shall be the sole beneficiary of the Trust.

      Section 3.02. The Trust Certificates. The Trust Certificates shall be substantially in the form of Exhibit B. The Trust Certificates shall be executed by the Owner Trustee on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee and attested on behalf of the Owner Trustee by the manual or facsimile signature of an authorized officer of the Owner Trustee and shall be deemed to have been validly issued when so executed. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Owner Trustee shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of such Trust Certificates. All Trust Certificates shall be dated the date of their authentication.

      Section 3.03. Authentication and Delivery of Trust Certificates. The Owner Trustee shall cause to be authenticated and delivered upon the order of the Depositor, in exchange for the Contracts and the other assets of the Trust, simultaneously with the sale, assignment and transfer to the Trust of the Contracts, and the constructive delivery to the Owner Trustee of the Contract Files and the other assets of the Trust, Trust Certificates duly authenticated by the Owner Trustee, evidencing the entire ownership of the Trust and Notes issued by the Owner Trustee and authenticated by the Indenture Trustee in the aggregate principal amount of, in the case of the (i) Class A-1 Notes, $389,000,000, (ii) Class A-2 Notes, $713,000,000, (iii) Class A-3A Notes,
$325,000,000, (iv) Class A-3B Notes, $682,000,000, (v) Class A-4 Notes,
$306,000,000, (vi) Class B Notes, $105,000,000, (vii) Class C Notes,
$112,000,000 and (viii) Class D Notes, $91,000,000. No Trust Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Trust Certificate a certificate of authentication substantially in the form set forth in the form of Trust Certificate attached as Exhibit B, executed by the Owner Trustee or its authenticating agent, by manual signature, and such certificate upon any Trust Certificate shall be conclusive evidence, and the only evidence, that such Trust Certificate has been duly authenticated and delivered hereunder. Upon issuance, authentication and delivery pursuant to the terms hereof, the Trust Certificates will be entitled to the benefits of this Agreement.

      Section 3.04. Registration of Transfer and Exchange of Trust Certificates.

      (a) The Certificate Registrar shall keep or cause to be kept, a Certificate Register, subject to such reasonable regulations as it may prescribe. The Certificate Register shall provide for the registration of Trust Certificates and transfers and exchanges of Trust Certificates as provided herein. JPMorgan Chase Bank at 4 New York Plaza, 6th Floor, New York, New York, 10004-2477, Attention: Structured Finance Services (ABS), as agent for the Owner Trustee, is hereby initially appointed Certificate Registrar for the purpose of registering Trust Certificates and transfers and exchanges of Trust Certificates as herein provided. In the event that, subsequent to the Closing Date, the Owner Trustee notifies the Master Servicer that JPMorgan Chase Bank is unable to act as Certificate Registrar, the Master Servicer shall appoint another bank or trust company, having an office or agency located in The City of New York, agreeing to act in accordance with the provisions of this Agreement applicable to it, and otherwise acceptable to the Owner Trustee, to act as successor Certificate Registrar hereunder. The provisions of Sections 7.01, 7.03, 7.04 and 8.01 shall apply to any Certificate Registrar hereunder, as though named therein.

      (b) Upon surrender for registration of transfer of any Trust Certificate at the office of the Certificate Registrar, the Owner Trustee shall execute, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Trust Certificates of a like Certificate Percentage Interest.

      (c) At the option of a Certificateholder, Trust Certificates may be exchanged for other Trust Certificates of a like Certificate Percentage Interest, upon surrender of the Trust Certificates to be exchanged at the office of the Certificate Registrar. Whenever any Trust Certificates are so surrendered for exchange, the Owner Trustee on behalf of the Trust shall execute, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver) the Trust Certificates that the Certificateholder making the exchange is entitled to receive. Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

      (d) No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

      (e) The Trust Certificates may not be acquired by or for the account of a Benefit Plan. By accepting and holding a Trust Certificate or a beneficial interest therein, the Certificateholder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan nor will it hold such Trust Certificate or a beneficial interest therein for the account of a Benefit Plan.

      Any Person who is not an affiliate of the Seller and acquires more than 49.9% of the Trust Certificates will be deemed to represent that it is not a party in interest (within the meaning of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) with respect to any Benefit Plan, other than a Benefit Plan that it sponsors for the benefit of its employees, and that no plan with respect to which it is a party in interest has or will acquire any interest in the Notes.

      (f) All Trust Certificates surrendered for registration of transfer or exchange, if surrendered to any agent of the Owner Trustee under this Agreement, shall be delivered to the Owner Trustee and promptly cancelled by it, or, if surrendered to the Owner Trustee, shall be promptly cancelled by it, and no Trust Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Owner Trustee shall dispose of cancelled Trust Certificates in accordance with the normal industry practice.

      (g) As a condition to the registration of any transfer of a Trust Certificate, the prospective transferee shall be required to represent in writing to the Owner Trustee, the Seller and the Certificate Registrar the following:

            (i) It has neither acquired nor will it transfer any Trust Certificate it purchases (or any interest therein) or cause any such Trust Certificates (or any interest therein) to be marketed on or through an "established securities market" within the meaning of Section 7704(b)(1) of the Code, including an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.

            (ii) It either (A) is not, and will not become, a partnership, Subchapter S corporation or grantor trust for United States federal income tax purposes or (B) is such an entity, but none of the direct or indirect beneficial owners of any of the interests in such transferee have allowed or caused, or will allow or cause, 50% or more (or such other percentage as the transferor may establish prior to the time of such proposed transfer) of the value of such interests to be attributable to such transferee's ownership of Trust Certificates.

            (iii) It is not a Benefit Plan nor will it hold the Trust Certificates being transferred for the account of a Benefit Plan.

      The provisions of this Section generally are intended, among other things, to prevent the Trust from being characterized as a "publicly traded partnership" within the meaning of Section 7704 of the Code, in reliance on Treasury Regulations Sections 1.7704-1(e) and (h), and the Seller shall take such intent into account in determining whether or not to consent to any proposed transfer of any Trust Certificate.

      Section 3.05. Mutilated, Destroyed, Lost or Stolen Trust Certificates. If
(i) any mutilated Trust Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate and (ii) there is delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice that such Trust Certificate has been acquired by a protected purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee or its authenticating agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like tenor and Certificate Percentage Interest. In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Trust Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

      Section 3.06. Persons Deemed Owners. Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar, any Paying Agent and any of their respective agents may treat the Person in whose name any Trust Certificate is registered as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section
5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar, any Paying Agent or any of their respective agents shall be affected by any notice to the contrary.

      Section 3.07. Access to List of Certificateholders' Names and Addresses. The Owner Trustee shall furnish or cause to be furnished to the Master Servicer and the Depositor, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Master Servicer, the Certificateholders or the Depositor, a list, in such form as the Master Servicer or the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders, or one or more Holders of Trust Certificates evidencing not less than 25% of the percentage interests of the Trust Certificates (hereinafter referred to as "Applicants"), apply in writing to the Owner Trustee, and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights hereunder or under the Trust Certificates and such application is accompanied by a copy of the communication that such Applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access, during normal business hours, to the current list of Certificateholders. Every Certificateholder, by receiving and holding a Trust Certificate, agrees with the Master Servicer, the Depositor and the Owner Trustee that none of the Master Servicer, the Depositor or the Owner Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

      Section 3.08. Maintenance of Office or Agency. JPMorgan Chase Bank, as agent for the Owner Trustee, shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Trust Certificates and the Basic Documents may be served. The Owner Trustee hereby designates the office of JPMorgan Chase Bank at the address provided under the definition of the term "Owner Trustee Corporate Trust Office" as its office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor, the Master Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

      Section 3.09. Appointment of Paying Agent. The Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.02(a) and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent initially shall be Western Financial Bank and any co-paying agent chosen by the Paying Agent that is acceptable to the Owner Trustee. Each Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee. In the event that Western Financial Bank shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01, 7.03, 7.04 and 8.01 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise. If the long term debt rating of the Paying Agent shall not be at least "Baa3" from Moody's and "BBB-" from Standard & Poor's, the Rating Agencies shall be given notice of such lower long term debt rating.

      Section 3.10. Ownership by WFSRC3 of Trust Certificates. WFSRC3 shall on the Closing Date retain Trust Certificates representing at least 100% of the Certificate Percentage Interest and shall thereafter retain beneficial and record ownership of Trust Certificates representing at least 1% of the Certificate Percentage Interest (the "Retained Trust Certificate Percentage"). Any attempted transfer of any Trust Certificate that would reduce the interest of WFSRC3 in the Trust below the Retained Trust Certificate Percentage shall be void. The Owner Trustee shall cause any Trust Certificate issued to WFSRC3 on the Closing Date (and any Trust Certificate issued in exchange therefor) to contain a legend stating "THIS TRUST CERTIFICATE IS NON-TRANSFERABLE EXCEPT AS PROVIDED IN SECTION 3.10 OF THE TRUST AGREEMENT".

      Section 3.11. Certificates Nonassessable and Fully Paid.
Certificateholders shall not be personally liable for obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof pursuant to Section 3.03, the Certificates shall be deemed fully paid.

                                  ARTICLE FOUR

                            ACTIONS BY OWNER TRUSTEE

      Section 4.01. Prior Notice to Owners with Respect to Certain Matters. Subject to Section 4.04, the Owner Trustee shall not take action, with respect to the following matters, unless the Owner Trustee shall have notified the Certificateholders in writing, at least 30 days before the taking of such action, of the proposed action and the Holders of Trust Certificates evidencing at least a majority of the aggregate Certificate Percentage Interest shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Holders have withheld consent or provided alternative direction:

            (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Contracts) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Contracts);

            (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Act);

            (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

            (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Owners;

            (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Owners; or

            (f) the appointment pursuant to the Indenture of a successor Note Registrar, paying agent for the Notes or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

      Section 4.02. Action by Owners with Respect to Certain Matters. Subject to the provisions and limitations of Section 4.04, the Owner Trustee shall not have the power, except upon the direction of the Holders of Trust Certificates evidencing at least a majority of the aggregate Certificate Percentage Interest, to (i) remove the Administrator pursuant to Section 8 of the Administration Agreement, (ii) appoint a successor Administrator pursuant to Section 8 of the Administration Agreement, (iii) remove the Master Servicer pursuant to Section
8.01 of the Sale and Servicing Agreement, (iv) except as expressly provided in the Basic Documents, sell the Contracts after the termination of the Indenture,
(v) initiate any claim, suit or proceeding by the Trust or compromise any claim, suit or proceeding brought by or against the Trust, (vi) authorize the merger, consolidation or conversion of the Trust with or into any other statutory trust or entity (other than in accordance with Section 3.10 of the Indenture) or (vii) amend the Certificate of Trust. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by such Holders.

      Section 4.03. Action by Owners with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust unless (i) all of the Notes have been paid in full and (ii) each Owner approves of such commencement in writing in advance and delivers to the Owner Trustee a certificate certifying that such Owner reasonably believes that the Trust is insolvent.

      Section 4.04. Restrictions on Owners' Power. The Owners shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the other Basic Documents or would be contrary to the purpose of the Trust as set forth in Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

      Section 4.05. Majority Control. Except as expressly provided herein, any action that may be taken by the Owners under this Agreement may be taken by the Holders of Trust Certificates evidencing not less than a majority of the aggregate Certificate Percentage Interest. Except as expressly provided herein, any written notice of the Owners delivered pursuant to this Agreement shall be effective if signed by Holders of Trust Certificates evidencing not less than a majority of the aggregate Certificate Percentage Interest at the time of the delivery of such notice.

                                  ARTICLE FIVE

                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

      Section 5.01. Establishment of Trust Account. The Owner Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trust an Eligible Account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Certificate Distribution Account initially shall be established with Western Financial Bank in the State of California.

      The Owner Trustee shall possess all right, title and interest in funds on deposit from time to time in the Certificate Distribution Account and in the proceeds thereof. Except as otherwise expressly provided herein or in Section
5.01 of the Sale and Servicing Agreement, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Account, the Owner Trustee (or the Depositor on behalf of the Owner Trustee, if the Certificate Distribution Account is not then held by the Owner Trustee or an Affiliate thereof) shall within ten Business Days (or such longer period, not to exceed 30 days, as to which each Rating Agency has provided consent) establish a new Certificate Distribution Account as an Eligible Account and shall transfer any cash or any investments to such new Certificate Distribution Account.

      Section 5.02. Application of Trust Funds.

      (a) On each Distribution Date, the Owner Trustee, at the direction of the Master Servicer, will distribute to Certificateholders, in proportion to each Certificateholder's Certificate Percentage Interest, amounts deposited into the Certificate Distribution Account pursuant to Sections 5.06 and 9.01 of the Sale and Servicing Agreement and Sections 2.07(c) and 5.06(a) of the Indenture with respect to such Distribution Date.

      (b) On each Distribution Date, the Owner Trustee shall send to each Certificateholder the statement or statements provided to the Owner Trustee by the Master Servicer pursuant to Section 5.08 of the Sale and Servicing Agreement with respect to such Distribution Date.

      (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to an Owner, such tax shall reduce the amount otherwise distributable to the Owner in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain, or cause the Paying Agent to retain, from amounts otherwise distributable to the Owners sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to an Owner shall be treated as cash distributed to such Owner at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Owner Trustee may in its sole discretion withhold such amounts in accordance with this subsection.

      Section 5.03. Method of Payment. Subject to Section 9.01(c) respecting the final payment upon retirement of each Trust Certificate, distributions required to be made to each Certificateholder of record on the related Record Date shall be made by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register or by wire transfer of immediately available funds.

      Section 5.04. No Segregation of Monies; No Interest. Subject to Sections
5.01 and 5.02, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

      Section 5.05. Accounting and Reports to the Noteholders, Owners, the Internal Revenue Service and Others. The Owner Trustee shall (i) maintain (or cause to be maintained) the books of the Trust on a calendar year basis and the accrual method of accounting, (ii) deliver to each Owner, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Owner to prepare its federal and State income tax returns, (iii) file such tax returns relating to the Trust (including a partnership information return, United States Internal Revenue Service Form 1065) and make such elections as from time to time may be required or appropriate under any applicable State or federal statute or any rule or regulation thereunder so as to maintain the Trust's characterization as a partnership or a disregarded entity for federal income tax purposes, (iv) cause such tax returns to be signed in the manner required by law and (v) collect or cause to be collected any withholding tax as described in and in accordance with
Section 5.02(c) with respect to income or distributions to Owners. The Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Contracts. The Owner Trustee shall not make the election provided under Section 754 of the Code.

      Section 5.06. Signature on Returns; Tax Matters. WFSRC3 shall sign on behalf of the Trust, the tax returns, if any are required, of the Trust and shall ensure that any taxes incurred by the Trust, if any, are duly paid by the Persons owing such taxes.

                                   ARTICLE SIX

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

      Section 6.01. General Authority. Subject to the provisions and limitations of Sections 2.03 and 2.06, the Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment, certificate or other agreement, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents.

      Section 6.02. General Duties. Subject to the provisions and limitations of Sections 2.03 and 2.06, it shall be the duty of the Owner Trustee to discharge (or cause to be discharged through the Administrator or such agents as shall be appointed by it) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Owners, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, regardless of whether the Administration Agreement is subsequently terminated or rejected by the Administrator, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

      Section 6.03. Action Upon Instruction.

      (a) Subject to Article Four, in accordance with the terms of the Basic Documents, the Owners may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Owners pursuant to Article Four.

      (b) The Owner Trustee shall not be required to take any action hereunder or under any other Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

      (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Owners received, the Owner Trustee shall not be liable on account of such action to any

Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement and the other Basic Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

      (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

      Section 6.04. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03 and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens (other than the lien of the Indenture) on any part of the Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Trust Estate.

      Section 6.05. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except in accordance with (i) the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) the other Basic Documents and (iii) any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

      Section 6.06. Restrictions. The Owner Trustee shall not take any action
(i) that is inconsistent with the purposes of the Trust set forth in Section
2.03 or (ii) that, to the actual
knowledge of a Responsible Officer of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal or State income tax purposes. The Owners shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

                                  ARTICLE SEVEN

                          CONCERNING THE OWNER TRUSTEE

      Section 7.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Trust Estate upon the terms of this Agreement and the other Basic Documents. The Owner Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

            (a) the Owner Trustee shall not be liable for any error of judgment made by a Responsible Officer of the Owner Trustee;

            (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Owner;

            (c) no provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

            (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or the Trust Certificates;

            (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Owner, other than as expressly provided for herein or expressly agreed to in the other Basic Documents;

            (f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, WFSRC3, as Seller or Depositor, the Indenture Trustee or the Master Servicer under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Owner Trustee or the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture

      Trustee under the Indenture or the Master Servicer or WFSRC3, as Seller or Depositor, under the Sale and Servicing Agreement;

            (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of the Owners, unless such Owners have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby; the right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

            (h) notwithstanding anything to the contrary herein or in any other document, the Owner Trustee shall not be required to execute, deliver or certify on behalf of the Trust or any other Person any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002; and

            (i) notwithstanding any Person's right to instruct the Owner Trustee, neither the Owner Trustee nor any agent, employee, director or officer of the Owner Trustee shall have any obligation to execute any certificates or other documents required pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated thereunder and the refusal to comply with any such instructions shall not constitute a default or breach under any Basic Document.

      Section 7.02. Furnishing of Documents. The Owner Trustee shall furnish to the Owners promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

      Section 7.03. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor and the Owners that:

            (a) it is a banking association duly organized and validly existing under the laws of the United States; it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

            (b) it has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf; and

            (c) neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or State of Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound or result in the creation or imposition of any lien, charge or encumbrance on the Trust Estate resulting from actions by or claims against the Owner Trustee individually which are unrelated to this Agreement or the other Basic Documents.

      Section 7.04. Reliance; Advice of Counsel.

      (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

      (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any other Basic Document.

      Section 7.05. Not Acting in Individual Capacity. Except as otherwise provided in this Article Seven, in accepting the trusts hereby created, Chase Bank USA, National Association acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

      Section 7.06. Owner Trustee Not Liable for Trust Certificates, Notes or Contracts. The recitals contained herein and in the Trust Certificates (other than the signature of the Owner Trustee and the certificate of authentication on the Trust Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any other Basic Document or the Trust Certificates (other than the signature of the Owner Trustee and the certificate of authentication on the Trust Certificates and the representations and warranties in Section 7.03) or the Notes, or of any Contract or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Contract, or the perfection and priority of any security interest created by any Contract in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Contract on any computer or other record thereof; the validity of the assignment of any Contract to the Trust or of any intervening assignment; the completeness of any Contract; the performance or enforcement of any Contract; the compliance by the Depositor or the Master Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation; or any action of the Administrator, the Indenture Trustee or the Master Servicer or any subservicer taken in the name of the Owner Trustee.

      Section 7.07. Owner Trustee May Own Trust Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Notes and may deal with the Depositor, the Administrator, the Indenture Trustee and the Master Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

      Section 7.08. Sales Finance Licenses. The Owner Trustee, in its individual capacity, shall use its best efforts to maintain, and the Owner Trustee shall cooperate with the Administrator in order to cause the Trust to maintain, the effectiveness of all sales finance company licenses required under the Maryland Code Annotated, Financial Institutions Section 11-401 et seq., and all licenses required under the Pennsylvania Motor Vehicle Sales Finance Act (including signing any license applications required to be signed by the Trust) in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof.

                                  ARTICLE EIGHT

                          COMPENSATION OF OWNER TRUSTEE

      Section 8.01. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Seller and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Seller for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

      Section 8.02. Indemnification. The Seller shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Seller shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section
7.01. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

      Section 8.03. Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article shall be deemed not to be a part of the Trust Estate immediately after such payment.

                                  ARTICLE NINE

                         TERMINATION OF TRUST AGREEMENT

      Section 9.01. Termination of Trust Agreement.

      (a) The Trust shall dissolve upon the final distribution by the Owner Trustee of all monies or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article Five and the payment by the Trust of all amounts it owes to the Swap Counterparty under the Interest Rate Swap Agreement. The bankruptcy, liquidation, dissolution, death or incapacity of any Owner shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

      (b) Except as provided in Section 9.01(a), neither of the Depositor nor any Owner shall be entitled to dissolve, revoke or terminate the Trust.

      (c) Notice of any dissolution of the Trust, specifying the Distribution Date upon which Certificateholders shall surrender their Trust Certificates to the Owner Trustee for payment of the final distribution by the Paying Agent and cancellation of the Trust Certificates by the Owner Trustee, shall be given by the Owner Trustee by letter to Certificateholders mailed within five Business Days of receipt of a termination notice from the Master Servicer given pursuant to Section 9.01(c) of the Sale and Servicing Agreement and no later than 20 days prior to such dissolution, stating (i) the Distribution Date upon or with respect to which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Owner Trustee, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable and that payments shall be made only upon presentation and surrender of the Trust Certificates at the office of the Owner Trustee; provided, however, no such notice shall be required so long as 100% of the Trust Certificates are held by WFSRC3 or an Affiliate thereof. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee), the Paying Agent and the Swap Counterparty at the time such notice is given to Certificateholders. Upon presentation and surrender of the Trust Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.02. In addition, the Owner Trustee shall notify the Rating Agencies upon the final payment of the Trust Certificates.

      (d) In the event that all of the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies at least 18 months after the date of dissolution shall be distributed by the Owner Trustee to a charity designated by the Master Servicer.

      (e) Upon the winding up of the Trust and payment of its liabilities or reasonable provision therefore in accordance with Section 3808 of the Statutory Trust Act, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Act and this Agreement (other than Article Eight) and the Trust shall terminate.

                                   ARTICLE TEN

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

      Section 10.01. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Statutory Trust Act; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or State authorities; and having (or having a parent that has) a rating of at least "Baa3" by Moody's, "A-1" by Standard & Poor's and "F1" from Fitch. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

      Section 10.02. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

      If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

      Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each Rating Agency.

      Section 10.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall, upon payment of its fees and expenses, deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

      No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

      Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice thereof to all Certificateholders, the Indenture Trustee, the Noteholders and each Rating Agency. If the Administrator shall fail to mail such notice within ten days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

      Section 10.04. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such corporation shall be eligible pursuant to Section 10.01 and, provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to each Rating Agency.

      Section 10.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01, except that such co-trustee or successor trustee shall have (or have a parent that has) a rating of at least "Baa3" by Moody's and "A-1" by Standard & Poor's, and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

      Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (a) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

            (b) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

            (c) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

      Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

      Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

      Section 11.01. Amendments.

      (a) This Agreement may be amended by the Depositor and the Owner Trustee, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that any such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

      (b) This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with the consent of the Holders of Trust Certificates evidencing not less than a majority of the aggregate Certificate Percentage Interest (which consent of any Holder of a Note or Trust Certificate given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note or Trust Certificate, as the case may be, issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made thereon) and, if such amendment materially and adversely affects the interests of the Noteholders, with the consent of Holders (as such term is defined in the Indenture) of Notes evidencing not less than 66 2/3% of the Outstanding Amount of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall increase or reduce in any manner the amount of, or accelerate or delay the timing of, (i) collections of payments on Contracts or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or any Interest Rate or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Percentage Interest required to consent to any such amendment, without the consent of the Swap Counterparty and the Holders of all outstanding Notes and Trust Certificates.

      (c) Prior to the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent, together with a copy thereof, to the Indenture Trustee, the Administrator, the Swap Counterparty and each Rating Agency.

      (d) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder. It shall not be necessary for the consent of Certificateholders, Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

      (e) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

      (f) In connection with the execution of any amendment to this Agreement or any other Basic Document to which the Issuer is a party and for which amendment the Owner Trustee's consent is sought, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Basic Documents and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Issuer or the Owner Trustee, as the case may be, have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

      Section 11.02. No Legal Title to Trust Estate in Owners. The Owners shall not have legal title to any part of the Trust Estate. The Owners shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles Five and Nine. No transfer, by operation of law or otherwise, of any right, title or interest of the Owners to and in their ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

      Section 11.03. Limitations on Rights of Others. Except for Section 2.07, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Owners, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.07), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

      Section 11.04. Notices. All demands, notices and communications under this Agreement shall be in writing personally delivered or mailed by certified mail, return receipt requested, or where electronic delivery is applicable and requested, shall be delivered by electronic delivery, and shall be deemed to have been duly given upon receipt in the case of:

      (a)   if to the Owner Trustee, to:

            Chase Bank USA, National Association
            c/o JPMorgan Chase Bank
            500 Stanton Christiana Road, OPS4/3rd Floor
            Newark, Delaware  19713
            Attention:  Worldwide Securities Services

      (b)   if to WFSRC3, to:

            WFS Receivables Corporation 3
            444 East Warm Springs Road #116,
            Las Vegas, Nevada  89119
            Attention:  Keith Ford

      (c) if to the Certificate Registrar or the agent for the Owner Trustee, to:

            JPMorgan Chase Bank
            500 Stanton Christiana Road, OPS4/3rd Floor
            Newark, Delaware  19713
            Attention:  Worldwide Securities Services

            with a copy to:

            Chase Bank USA, National Association
            c/o JPMorgan Chase Bank
            4 New York Plaza, 6th Floor
            New York, New York  10004-2477
            Attention:  Worldwide Securities Services (ABS)

      (d)   if to the Swap Counterparty, to:

            Merrill Lynch Capital Services, Inc.
            Merrill Lynch World Headquarters
            4 World Financial Center
            18th Floor
            New York, New York  10080
            Attention:  Swap Group

      (e)   if to Moody's, to:

            Moody's Investors Service, Inc.
            ABS Monitoring Department
            99 Church Street
            New York, New York  10007
            E-mail:  ServicerReports@moodys.com

      (f)   if to Standard & Poor's, to:

            Standard & Poor's Ratings Services
            55 Water Street, 41st Floor
            New York, New York  10041-0003
            Attention:  ABS Surveillance Group
            E-mail:  Servicer_reports@sandp.com

      (g)   if to Fitch, to:

            Fitch Ratings
            One State Street Plaza
            New York, New York  10004
            Attention: Asset Backed Securities - Auto Group, 32nd Floor or to such other address as any entity shall have provided in writing to the other entities whose addresses are listed in this Section. Any notice required or permitted to be mailed to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

      Section 11.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Trust Certificates or the rights of the Holders thereof.

      Section 11.06. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      Section 11.07. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee and their respective successors and permitted assigns and each Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the successors and assigns of such Owner.

      Section 11.08. No Petition.

      (a) The Depositor will not at any time institute against the Trust any bankruptcy proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the other Basic Documents.

      (b) The Owner Trustee, by entering into this Agreement, each Certificateholder, by accepting a Trust Certificate, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Seller, the Depositor or the Trust, or join in any institution against the Seller, the Depositor or the Trust of, any bankruptcy proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the other Basic Documents.

      Section 11.09. No Recourse. Each Certificateholder by accepting a Trust Certificate acknowledges that such Certificateholder's Trust Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Master Servicer, the Seller, the Administrator, the Owner Trustee, the Indenture Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the other Basic Documents.

      Section 11.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      Section 11.11. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 11.12. Depositor Payment Obligation. The Depositor shall be responsible for payment of the Administrator's compensation pursuant to Section 3 of the Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder.

      Section 11.13. Limited Recourse. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Seller under Sections 8.01 and 8.02 are solely the corporate obligations of the Seller and shall be payable by the Seller, solely as provided in Sections 8.01 and 8.02. The Seller shall only be required to pay any fees, expenses, indemnities or other liabilities that it may incur under Section 8.01 or 8.02, as applicable, (i) from funds available pursuant to, and in accordance with, the payment priorities set forth in Section 5.05 of the Sale and Servicing Agreement and (ii) only to the extent it receives additional funds designated for such purposes or to the extent the Seller has additional funds available (other than funds described in the preceding clause (i)) that would be in excess of amounts that would be necessary to pay the debt and other obligations as they become due of such entity incurred in accordance with its certificate of incorporation and all financing documents to which it is a party. The agreement set forth in the preceding sentence shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code. In addition, no amount owing by the Seller hereunder in excess of the liabilities that it is required to pay in accordance with the preceding sentence shall constitute a "claim" (as defined in Section 101(5) of the Bankruptcy Code) against it.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                          WFS RECEIVABLES CORPORATION 3

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                          CHASE BANK USA, NATIONAL ASSOCIATION,
                                          as Owner Trustee

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                            Amended and Restated Trust Agreement

                                                                       EXHIBIT A

                             CERTIFICATE OF TRUST OF
                        WFS FINANCIAL 2005-3 OWNER TRUST

      This Certificate of Trust of WFS Financial 2005-3 Owner Trust (the "Trust"), dated as of June 8, 2005, is being duly executed and filed by Chase Bank USA, National Association, a national association, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, Section 3801 et seq.).

      1. Name. The name of the statutory trust formed hereby is WFS Financial 2005-3 Owner Trust.

      2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Chase Bank USA, National Association, c/o JPMorgan Chase, Attn: Institutional Trust Services, 500 Stanton Christiana Rd., OPS4 /3rd Floor, Newark, Delaware 19713.

      IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                          CHASE BANK USA, NATIONAL ASSOCIATION,
                                          not in its individual capacity but
                                          solely as Owner Trustee

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT B

      THIS TRUST CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE NOTES TO THE EXTENT DESCRIBED IN THE INDENTURE REFERRED TO HEREIN.

              [TO BE INSERTED ON THE RETAINED TRUST CERTIFICATE --
        THIS TRUST CERTIFICATE IS NON-TRANSFERABLE EXCEPT AS PROVIDED IN
                      SECTION 3.10 OF THE TRUST AGREEMENT]

                        WFS FINANCIAL 2005-3 OWNER TRUST

                       AUTO RECEIVABLE BACKED CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes, among other things, a pool of retail installment sale contracts and installment loans secured by new and used automobiles and light duty trucks transferred to the Trust by WFS Receivables Corporation 3, a California corporation (the "Depositor").

      This Trust Certificate does not represent an interest in or obligation of WFS Financial Inc, the Depositor or any of their respective affiliates, and is not a deposit and is not insured by the Federal Deposit Insurance Corporation.

NUMBER [C-1] [C-2]

      THIS CERTIFIES THAT WFS Receivables Corporation 3 is the registered owner of [99%][1%] Certificate Percentage Interest nonassessable, fully-paid, fractional undivided interest in the WFS Financial 2005-3 Owner Trust (the "Trust") formed by the Depositor.

      The Trust was created pursuant to a Trust Agreement, dated as of June 8, 2005, as amended and restated as of July 27, 2005 (as amended and supplemented from time to time, the "Trust Agreement"), between the Depositor and Chase Bank USA, National Association, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Trust Agreement.

      This Trust Certificate is one of the duly authorized Trust Certificates designated as "Auto Receivable Backed Certificates" (the "Trust Certificates"). Issued under the Indenture, dated as of July 1, 2005 (the "Indenture"), between the Trust and Deutsche Bank Trust Company Americas, as Indenture Trustee, are eight classes of Auto Receivable Backed Notes designated as "3.66838% Class A-1 Notes", "4.11% Class A-2 Notes", "4.25% Class A-3A Notes", "Floating Rate Class A-3B Notes", "4.39% Class A-4 Notes", "4.50% Class B Notes", "4.54% Class C Notes" and "4.76% Class D Notes" (collectively, the "Notes"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Trust Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. The property of the Trust includes, among other things, a pool of retail installment sale contracts and installment loans (the "Contracts") for new and used automobiles and light duty trucks (the "Financed Vehicles").

      Under the Trust Agreement, there will be distributed on the 17th of each month or, if any such day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), commencing on September 19, 2005 and ending no later than May 17, 2013 to the person in whose name this Trust Certificate is registered at the close of business on the last calendar day immediately preceding the related Distribution Date (the "Record Date"), such Certificateholder's Certificate Percentage Interest in the amount to be distributed to Certificateholders on such Distribution Date.

      The holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate are subordinated to the rights of the Noteholders to the extent described in the Sale and Servicing Agreement and the Indenture.

      It is the intent of the Seller, the Master Servicer and the Certificateholders that, for purposes of federal income, State and local income and single business tax and any other income taxes, the Trust will be disregarded for tax purposes or treated as a partnership and the Certificateholders (including the Depositor) will be taxable individually or as partners in a partnership. The Depositor and the other Certificateholders, by acceptance of a Trust Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Trust Certificates for such tax purposes as partnership interests in the Trust.

      Each Certificateholder, by its acceptance of a Trust Certificate covenants and agrees that such Certificateholder will not at any time institute against the Trust, the Seller or the Depositor, or join in any institution against the Trust, the Seller or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the other Basic Documents.

      Distributions on this Trust Certificate will be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Trust Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Trust Certificate at the office of the Paying Agent or the office or agency maintained for that purpose by the Owner Trustee in The City of New York.

      Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or any other Basic Document or be valid for any purpose.

      THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                         [REVERSE OF TRUST CERTIFICATE]

      The Trust Certificates do not represent an obligation of, or an interest in, the Seller, the Depositor, the Master Servicer, the Owner Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the other Basic Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Contracts (and certain other amounts), in each case as more specifically set forth herein and in the Sale and Servicing Agreement. Copies of the Sale and Servicing Agreement and the Trust Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

      The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Trust Agreement at any time by the parties thereto with the consent of Holders of Trust Certificates evidencing not less than a majority of the aggregate Certificate Percentage Interest and, if such amendment materially and adversely affects the interests of the Noteholders, with the consent of Holders of Notes evidencing not less than 66 2/3% of the Outstanding Amount of the Notes. Any such consent by the Holder of this Trust Certificate shall be conclusive and binding on such Holder and on all future Holders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Trust Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Trust Certificates or the Notes.

      As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Trust Certificate is registerable in the Certificate Register upon surrender of this Trust Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained in The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Trust Certificates evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is JPMorgan Chase Bank.

      As provided in the Trust Agreement and subject to certain limitations therein set forth, Trust Certificates are exchangeable for new Trust Certificates evidencing the same Certificate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

      The Owner Trustee, the Certificate Registrar, the Paying Agent and any of their respective agents may treat the Person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar, the Paying Agent or any such agent shall be affected by any notice to the contrary.

      The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust Estate.

      The Seller may at the Seller's option purchase the Trust Estate at a price specified in the Sale and Servicing Agreement, and such purchase of the Contracts and other property of the Trust will effect early retirement of the Trust Certificates; however, such right of purchase is exercisable only as of any Distribution Date following the last day of a Collection Period as of which the Aggregate Principal Balance is less than or equal to 10% of the Cut-Off Date Aggregate Principal Balance.

      The Trust Certificates may not be acquired by a Benefit Plan. By accepting and holding this Trust Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan and is not acquiring this Trust Certificate or an interest therein for the account of a Benefit Plan.

      Any Person who is not an affiliate of the Seller and acquires more than 49.9% of the Trust Certificates will be deemed to represent that it is not a party in interest (within the meaning of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) with respect to any Benefit Plan, other than a Benefit Plan that it sponsors for the benefit of its employees, and that no plan with respect to which it is a party in interest has or will acquire any interest in the Notes.

      IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Trust Certificate to be duly executed.

Dated:  July __, 2005                  WFS FINANCIAL 2005-3 OWNER TRUST

                                       By: CHASE BANK USA, NATIONAL
                                           ASSOCIATION, not in its individual
                                           capacity but solely as Owner Trustee

                                       By:
                                          -----------------------------------
                                                  Authorized Signatory

                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.

JPMORGAN CHASE BANK,                   CHASE BANK USA, NATIONAL ASSOCIATION,
as Authenticating Agent                not in its individual capacity but solely
                                       as Owner Trustee

                                       OR

By:                                    By:
   --------------------------------        --------------------------------
         Authorized Signatory                    Authorized Signatory

                                   ASSIGNMENT

      FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

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(Please print or type name and address, including postal zip code, of assignee)

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the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

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to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:
        --------------------

Signature Guaranteed:

-----------------------------------    -----------------------------------------
NOTICE:  Signature(s) must be          NOTICE: The signature to this assignment
guaranteed by an eligible guarantor    must correspond with the name of the
institution.                           registered owner as it appears on the
                                       face of the within Trust Certificate in
                                       every particular, without alteration or
                                       enlargement or any change whatever.